Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Strong Results for Second Quarter 2021

St. Louis, Missouri – August 4, 2021 - Belden Inc. (NYSE: BDC), a leading global supplier of specialty networking solutions, today reported fiscal second quarter 2021 results for the period ended July 4, 2021.

Second Quarter 2021

Revenues for the quarter totaled $602.0 million, increasing $177.2 million, or 41.7%, compared to $424.8 million in the year-ago period. Net income was $44.0 million, compared to $3.2 million in the year-ago period. Net income as a percentage of revenue was 7.3% compared to 0.7% in the year-ago period. EPS totaled $0.97, compared to $0.07 in the second quarter 2020.

Adjusted revenues for the quarter totaled $602.8 million. Adjusted EBITDA was $93.4 million, increasing $44.3 million, or 90.2%, compared to $49.1 million in the year-ago period. Adjusted EBITDA margin was 15.5%, compared to 11.6% in the year-ago period. Adjusted EPS was $1.21, compared to $0.46 in the second quarter 2020. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

Roel Vestjens, President and CEO of Belden Inc., said, “We performed well again this quarter, and I am pleased to report total revenues and EPS that exceeded the high end of our guidance ranges. Demand continued to strengthen across our end markets, with second quarter revenues increasing 42% overall and 28% on an organic basis. Our global teams are executing our strategic plans and successfully navigating the inflationary environment, resulting in meaningful earnings growth, free cash flow growth and margin expansion.”

Outlook

“I am encouraged by our recent order rates and solid execution. We are increasing our full year 2021 guidance to reflect better than expected performance in the second quarter and an improved outlook for the remainder of the year. We are taking bold actions to accelerate organic growth, including aligning our portfolio around growth markets, driving innovation, and enhancing our commercial and solution-selling capabilities. Our strong first half performance is very gratifying, and I am pleased that our strategic growth initiatives are gaining traction,” said Mr. Vestjens.

On a GAAP basis, the Company expects third quarter 2021 revenues to be $589 – $604 million and EPS to be $0.56 - $0.66. For the full year ending December 31, 2021, the Company now expects revenues to be $2.318 - $2.348 billion, compared to prior guidance of $2.130 - $2.180 billion, and EPS to be $2.83 - $3.03, compared to prior guidance of $1.97 - $2.27.

The Company expects third quarter 2021 adjusted revenues to be $590 - $605 million and adjusted EPS to be $1.11 - $1.21. For the full year ending December 31, 2021, the Company now expects adjusted revenues to be $2.320 - $2.350 billion, compared to prior guidance of $2.130 - $2.180 billion, and adjusted EPS to be $4.37 - $4.57, compared to prior guidance of $3.50 - $3.80.

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at https://investor.belden.com. The dial-in number for participants is 800-353-6461, with confirmation code 8744927. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Net Income and Earnings per Share (EPS)

All references to net income and EPS within this earnings release refer to income from continuing operations and income from continuing operations per diluted share attributable to Belden stockholders, respectively.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at https://investor.belden.com.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020

	(In thousands, except per share data)
Revenues	$601,974	$424,811	$1,138,355	$888,337
Cost of sales	(390,439)	(274,871)	(735,476)	(567,896)
Gross profit	211,535	149,940	402,879	320,441
Selling, general and administrative expenses	(105,554)	(91,703)	(204,003)	(190,092)
Research and development expenses	(30,922)	(25,090)	(62,422)	(51,309)
Amortization of intangibles	(9,102)	(16,017)	(19,049)	(32,202)
Operating income	65,957	17,130	117,405	46,838
Interest expense, net	(14,878)	(14,257)	(30,389)	(27,581)
Non-operating pension benefit	1,445	700	2,129	1,399
Income from continuing operations before taxes	52,524	3,573	89,145	20,656
Income tax expense	(8,552)	(400)	(16,432)	(2,592)
Income from continuing operations	43,972	3,173	72,713	18,064
Loss from discontinued operations, net of tax	—	(71,054)	—	(97,164)
Net income (loss)	43,972	(67,881)	72,713	(79,100)
Less: Net income (loss) attributable to noncontrolling interest	208	24	283	(6)
Net income (loss) attributable to Belden stockholders	$43,764	$(67,905)	$72,430	$(79,094)

Weighted average number of common shares and equivalents:
Basic	44,759	44,557	44,717	44,969
Diluted	45,262	44,665	45,162	45,097

Basic income (loss) per share attributable to Belden stockholders:
Continuing operations	$0.98	$0.07	$1.62	$0.40
Discontinued operations	—	(1.59)	—	(2.16)
Net income (loss)	$0.98	$(1.52)	$1.62	$(1.76)

Diluted income (loss) per share attributable to Belden stockholders:
Continuing operations	$0.97	$0.07	$1.60	$0.40
Discontinued operations	—	(1.59)	—	(2.16)
Net income (loss)	$0.97	$(1.52)	$1.60	$(1.76)

Common stock dividends declared per share	$0.05	$0.05	$0.10	$0.10

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Enterprise Solutions	Industrial Solutions	Total Segments

	(In thousands, except percentages)

For the three months ended July 4, 2021
Segment Revenues	$267,528	$335,295	$602,823
Segment EBITDA	35,269	56,731	92,000
Segment EBITDA margin	13.2%	16.9%	15.3%
Depreciation expense	5,365	6,002	11,367
Amortization of intangibles	4,439	4,663	9,102
Amortization of software development intangible assets	20	587	607
Severance, restructuring, and acquisition integration costs	2,460	580	3,040
Adjustments related to acquisitions and divestitures	(32)	1,944	1,912

For the three months ended June 28, 2020
Segment Revenues	$203,374	$221,437	$424,811
Segment EBITDA	22,231	26,449	48,680
Segment EBITDA margin	10.9%	11.9%	11.5%
Depreciation expense	5,122	5,210	10,332
Amortization of intangibles	5,354	10,663	16,017
Amortization of software development intangible assets	56	330	386
Severance, restructuring, and acquisition integration costs	2,423	2,049	4,472
Adjustments related to acquisitions and divestitures	105	—	105

For the six months ended July 4, 2021
Segment Revenues	$493,883	$645,321	$1,139,204
Segment EBITDA	63,375	108,094	171,469
Segment EBITDA margin	12.8%	16.8%	15.1%
Depreciation expense	10,715	12,212	22,927
Amortization of intangibles	8,775	10,274	19,049
Amortization of software development intangible assets	52	1,244	1,296
Severance, restructuring, and acquisition integration costs	4,375	3,836	8,211
Adjustments related to acquisitions and divestitures	(6,318)	8,851	2,533

For the six months ended June 28, 2020
Segment Revenues	$415,587	$472,750	$888,337
Segment EBITDA	46,943	61,976	108,919
Segment EBITDA margin	11.3%	13.1%	12.3%
Depreciation expense	10,203	10,411	20,614
Amortization of intangibles	10,858	21,344	32,202
Amortization of software development intangible assets	111	605	716
Severance, restructuring, and acquisition integration costs	4,973	3,118	8,091
Adjustments related to acquisitions and divestitures	125	—	125

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020

	(In thousands)
Total Segment Revenues	$602,823	$424,811	$1,139,204	$888,337
Adjustments related to acquisitions	(849)	—	(849)	—
Consolidated Revenues	$601,974	$424,811	$1,138,355	$888,337

Total Segment EBITDA	$92,000	$48,680	$171,469	$108,919
Eliminations	(15)	(238)	(48)	(333)
Total non-operating pension benefit	1,445	700	2,129	1,399
Consolidated Adjusted EBITDA (1)	93,430	49,142	173,550	109,985
Interest expense, net	(14,878)	(14,257)	(30,389)	(27,581)
Depreciation expense	(11,367)	(10,332)	(22,927)	(20,614)
Amortization of intangibles	(9,102)	(16,017)	(19,049)	(32,202)
Severance, restructuring, and acquisition integration costs	(3,040)	(4,472)	(8,211)	(8,091)
Adjustments related to acquisitions and divestitures	(1,912)	(105)	(2,533)	(125)
Amortization of software development intangible assets	(607)	(386)	(1,296)	(716)
Income from continuing operations before taxes	$52,524	$3,573	$89,145	$20,656

(1)Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	July 4, 2021	December 31, 2020
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$423,291	$501,994
Receivables, net	386,133	296,817
Inventories, net	304,821	247,298
Other current assets	50,725	52,289
Total current assets	1,164,970	1,098,398
Property, plant and equipment, less accumulated depreciation	360,338	368,620
Operating lease right-of-use assets	59,509	54,787
Goodwill	1,286,617	1,251,938
Intangible assets, less accumulated amortization	314,283	287,071
Deferred income taxes	30,144	29,536
Other long-lived assets	54,066	49,384
	$3,269,927	$3,139,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$299,428	$244,120
Accrued liabilities	283,109	276,641
Total current liabilities	582,537	520,761
Long-term debt	1,527,047	1,573,726
Postretirement benefits	152,080	160,400
Deferred income taxes	43,205	38,400
Long-term operating lease liabilities	49,805	46,398
Other long-term liabilities	41,155	42,998
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	827,139	823,605
Retained earnings	518,774	450,876
Accumulated other comprehensive loss	(159,391)	(191,851)
Treasury stock	(319,274)	(332,552)
Total Belden stockholders’ equity	867,751	750,581
Noncontrolling interests	6,347	6,470
Total stockholders’ equity	874,098	757,051
	$3,269,927	$3,139,734

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Six Months Ended
	July 4, 2021	June 28, 2020

	(In thousands)
Cash flows from operating activities:
Net income (loss)	$72,430	$(79,100)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	43,272	53,533
Share-based compensation	13,513	8,798
Asset impairment	6,995	113,007
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	(90,810)	52,602
Inventories	(50,111)	(9,769)
Accounts payable	50,158	(86,382)
Accrued liabilities	227	(13,697)
Income taxes	1,474	(46,274)
Other assets	(6,924)	13,971
Other liabilities	(13,570)	(18,819)
Net cash provided by (used for) operating activities	26,654	(12,130)
Cash flows from investing activities:
Cash from (used for) business acquisitions, net of cash acquired	(73,749)	590
Capital expenditures	(30,866)	(41,734)
Purchase of intangible assets	(3,650)	—
Proceeds from disposal of tangible assets	3,249	3,090
Proceeds from disposal of business, net of cash sold	10,798	—
Net cash used for investing activities	(94,218)	(38,054)
Cash flows from financing activities:
Cash dividends paid	(4,493)	(4,572)
Withholding tax payments for share-based payment awards	(2,009)	(1,058)
Payments under borrowing arrangements	(1,841)	(100,000)
Debt issuance costs paid	(1,728)	—
Other	(75)	(111)
Payments under share repurchase program	—	(35,000)
Payment of earnout consideration	—	(29,300)
Borrowings on revolver	—	190,000
Net cash provided by (used for) financing activities	(10,146)	19,959
Effect of foreign currency exchange rate changes on cash and cash equivalents	(993)	(2,620)
Decrease in cash and cash equivalents	(78,703)	(32,845)
Cash and cash equivalents, beginning of period	501,994	425,885
Cash and cash equivalents, end of period	$423,291	$393,040

The Condensed Consolidated Cash Flow Statement for the period ended June 28, 2020 includes the results of discontinued operations, which were sold on July 2, 2020.

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020

	(In thousands, except percentages and per share amounts)
GAAP revenues	$601,974	$424,811	$1,138,355	$888,337
Adjustments related to acquisitions	849	—	849	—
Adjusted revenues	$602,823	$424,811	$1,139,204	$888,337

GAAP gross profit	$211,535	$149,940	$402,879	$320,441
Adjustments related to acquisitions and divestitures	1,995	105	2,811	125
Severance, restructuring, and acquisition integration costs	1,103	92	1,363	137
Amortization of software development intangible assets	607	386	1,296	716
Adjusted gross profit	$215,240	$150,523	$408,349	$321,419

GAAP gross profit margin	35.1%	35.3%	35.4%	36.1%
Adjusted gross profit margin	35.7%	35.4%	35.8%	36.2%

GAAP selling, general and administrative expenses	$(105,554)	$(91,703)	$(204,003)	$(190,092)
Severance, restructuring, and acquisition integration costs	1,937	4,380	6,848	7,954
Adjustments related to acquisitions and divestitures	(83)	—	(278)	—
Adjusted selling, general and administrative expenses	$(103,700)	$(87,323)	$(197,433)	$(182,138)

GAAP and adjusted research and development expenses	$(30,922)	$(25,090)	$(62,422)	$(51,309)

GAAP income from continuing operations	$43,972	$3,173	$72,713	$18,064
Interest expense, net	14,878	14,257	30,389	27,581
Income tax expense	8,552	400	16,432	2,592
Total non-operating adjustments	23,430	14,657	46,821	30,173
Amortization of intangible assets	9,102	16,017	19,049	32,202
Severance, restructuring, and acquisition integration costs	3,040	4,472	8,211	8,091
Adjustments related to acquisitions and divestitures	1,912	105	2,533	125
Amortization of software development intangible assets	607	386	1,296	716
Total operating income adjustments	14,661	20,980	31,089	41,134
Depreciation expense	11,367	10,332	22,927	20,614
Adjusted EBITDA	$93,430	$49,142	$173,550	$109,985

GAAP income from continuing operations margin	7.3%	0.7%	6.4%	2.0%
Adjusted EBITDA margin	15.5%	11.6%	15.2%	12.4%

GAAP income from continuing operations	$43,972	$3,173	$72,713	$18,064
Less: Net income (loss) attributable to noncontrolling interest	208	24	283	(6)
GAAP net income from continuing operations attributable to Belden stockholders	$43,764	$3,149	$72,430	$18,070

GAAP income from continuing operations	$43,972	$3,173	$72,713	$18,064
Plus: Operating income adjustments from above	14,661	20,980	31,089	41,134
Less: Net income (loss) attributable to noncontrolling interest	208	24	283	(6)
Less: Tax effect of adjustments above	3,676	3,800	6,364	8,395
Adjusted net income from continuing operations attributable to Belden stockholders	$54,749	$20,329	$97,155	$50,809

GAAP income from continuing operations per diluted share attributable to Belden stockholders	$0.97	$0.07	$1.60	$0.40
Adjusted income from continuing operations per diluted share attributable to Belden stockholders	$1.21	$0.46	$2.15	$1.13

GAAP and adjusted diluted weighted average shares	45,262	44,665	45,162	45,097

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020

	(In thousands)
GAAP net cash provided by (used for) operating activities	$68,149	$39,922	$26,654	$(12,130)
Capital expenditures, net of proceeds from the disposal of tangible assets	(16,406)	(19,799)	(27,617)	(38,644)
Non-GAAP free cash flow	$51,743	$20,123	$(963)	$(50,774)

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2021 Guidance

	Year Ended	Three Months Ended
	December 31, 2021	October 3, 2021

	(In thousands)
GAAP revenues	$2.318 - $2.348 billion	$589 - $604 million
Adjustments related to acquisitions	$2 million	$1 million
Adjusted revenues	$2.320 - $2.350 billion	$590 - $605 million

GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$2.83 - $3.03	$0.56 - $0.66
Amortization of intangible assets	0.72	0.19
Severance, restructuring, and acquisition integration costs	0.56	0.21
Loss from debt extinguishment	0.14	0.14
Adjustments related to acquisitions and divestitures	0.12	0.01
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$4.37 - $4.57	$1.11 - $1.21

Our guidance for income from continuing operations per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release and any statements made by us concerning the subject matter of this release may contain forward-looking statements, including our expectations for the third quarter and full-year 2021 and the results of our restructuring program. Forward-looking statements also include any statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the lack of certainty as to the duration and magnitude of the impact of COVID-19 and the economic recovery from that impact; the impact of a challenging global economy or a downturn in served markets; disruptions in the Company’s information systems including due to cyber-attacks leading to exposures of personally identifiable information; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; the inability to obtain components in sufficient quantities on commercially reasonable terms; the competitiveness of the global markets in which we operate; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects as well as the impacts of channel inventory; the presence of substitute products in the marketplace; the increased prevalence of cloud computing; the inability of the Company to develop and introduce new products and competitive responses to our products; the increased influence of chief information officers on purchasing decisions; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; the impact of changes in global tariffs and trade agreements; volatility in credit and foreign exchange markets; the presence of activists proposing certain actions by the Company; perceived or actual product failures; risks related to the use of open source software; disruption of, or changes in, the Company’s key distribution channels; the inability to retain key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; the impact of regulatory requirements and other legal compliance issues; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 16, 2021. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial and enterprise markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of audio, video and data needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com